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                                                                    EXHIBIT 99.1

                         JIPANGU SHARE PLEDGE AGREEMENT

This Share Pledge Agreement (the "Agreement") dated for reference as of December 7, 2001 is made by Jipangu Inc., a corporation organized and existing under the laws of Japan ("Jipangu") and Sprott Securities Inc. ("Lender").

                                    RECITALS

WHEREAS:

A. Jipangu is the beneficial owner of 17,361,112 common shares (the "Shares") of Cambior Inc. ("Cambior").

B. Pursuant to a debenture issued by Jipangu to Lender dated December 7, 2001 (the "Debenture"), Jipangu has incurred or is about to incur indebtedness or other obligations with Lender.

C. As continuing collateral security for the payment and fulfilment of all debts, liabilities and obligations of Jipangu to Lender arising in connection with the Debenture, Jipangu has agreed to pledge the Shares to Lender, together with all right, title and interest of Jipangu therein and all benefit of Jipangu to be derived therefrom.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto make the following representations, warranties, agreements and covenants;

                                    ARTICLE 1
                                 INTERPRETATION

1.1 Definitions. Unless inconsistent with the context hereof, capitalized terms herein are defined terms and shall have the meanings ascribed to such terms in the Debenture.

1.2 Headings and References. Section and article headings are not to be part of this Agreement and are included solely for convenience of reference. References herein to Sections, Articles, paragraphs and Schedules are references to Sections, Articles, paragraphs and Schedules of this Agreement. The terms "this Agreement", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement, as the same may be amended, modified, supplemented or restated from time to time, and unless provided to the contrary, shall not be construed as a reference to any individual article, section or subsection.

                                    ARTICLE 2
                               GRANT OF COLLATERAL

2.1 Grant of Security. Jipangu hereby deposits with, assigns, pledges and hypothecates to Lender and grants to Lender a first security interest in the Shares, and the proceeds thereof, as general and continuing collateral security for the payment of all present and future obligations, indebtedness and liability of Jipangu to Lender, direct or indirect, absolute or contingent, and any ultimate unpaid balance thereof, including interest thereon and all costs, charges and expenses incurred in connection therewith (the "Indebtedness"), notwithstanding any change in the nature or form of the Indebtedness or in the accounts or terms of payment of the Indebtedness.

2.2  Delivery of Share Certificates et al.


     (a) In accordance with the pledge and assignment of the Shares hereunder, Jipangu shall deliver, or cause to be delivered, to Lender contemporaneously with execution and delivery of this Agreement, the following in respect of the Shares:

          (i) certificates representing the Shares, duly registered in the name of Jipangu and endorsed in blank for transfer; and
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          (ii) an irrevocable stock transfer power of attorney in the form annexed hereto as Exhibit 1, duly executed by Jipangu in respect of the Shares.

2.2 Security Purposes of Pledge. It is expressly agreed by the parties that the assignment, pledge and hypothecation of the Shares provided herein are intended solely for security purposes. Unless and until there shall have occurred an Event of Default, all dividends and other distributions on the Shares shall accrue and be payable to the benefit of Jipangu, subject to any restrictions contained in the Debenture. If after the occurrence of an Event of Default, any such permitted dividend or distribution is not properly payable to Jipangu pursuant to this agreement but is nonetheless paid to and received by Jipangu, the same shall be remitted by Jipangu to Lender in payment of the Indebtedness in such order as Lender may deem fit and any excess so received after the payment in full of the Indebtedness shall be paid over to Jipangu or as otherwise required by law.

                                    ARTICLE 3
                     DEALING WITH THE SHARES BEFORE DEFAULT

3.1 Voting. Unless and until there shall have occurred an Event of Default (as that term is defined in section 4.1 hereof), or an event which, with the giving of notice or lapse of time or both would constitute an Event of Default, Lender hereby permits Jipangu to vote, the Shares, provided that in no event shall Jipangu authorize or vote in support of any resolution to authorize the issuance of any Shares which are not subject to this Agreement or in favour of any other action which would violate the Debenture.

                                    ARTICLE 4
                      DEALING WITH THE SHARES AFTER DEFAULT

4.1 Events of Default. The occurrence of any of the following events or conditions, unless waived in writing by Lender, shall constitute an "Event of Default" under this Agreement:

     (a) the non-payment when due, whether by acceleration or otherwise, of any principal or interest forming part of the Indebtedness or the failure of Jipangu to observe or perform any obligation, covenant, term, provision or condition contained in this Agreement, the Debenture or any other agreement between Jipangu and Lender;

     (b) the bankruptcy or insolvency of Jipangu; the filing against either of Jipangu of a petition in bankruptcy; the making of an authorized assignment for the benefit of creditors by Jipangu; the appointment of a receiver or trustee for any assets of Jipangu or the institution by or against Jipangu of any other type of insolvency proceeding under the Bankruptcy and Insolvency Act, the Companies' Creditors Arrangement Act or otherwise;

     (c) the institution by or against Jipangu of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Jipangu;

     (d) if any security interest affecting the Shares, whether or not postponed to this Agreement, becomes enforceable;

     (e) if Jipangu ceases or threatens to cease to carry on business or makes or agrees to make a bulk sale of assets without complying with applicable law or commits or threatens to commit an act of bankruptcy;

     (f) if any certificate, statement, representation, warranty or audit report heretofore or hereafter furnished by or on behalf of Jipangu pursuant to or in connection with this Agreement or the Debenture or otherwise (including, without limitation, the representations and warranties contained herein) or as an inducement to Lender to extend any credit to or to enter into this or any other agreement with Jipangu, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against Jipangu; or if upon the date of execution of this Agreement, there shall have been any material adverse change in any of the facts disclosed by
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          any such certificate, representation, statement, warranty or audit report, which change shall not have been disclosed to Lender at or prior to the time of such execution; or

     (g) Jipangu pledges or grants a security interest or purports to pledge or grant a security interest in the Shares, which pledge or security interest ranks or is purported to rank in priority to or pari passu with the security interest in the Shares created by this Agreement.

4.2 Declaration of Default. Upon the occurrence of an Event of Default, Lender may, in addition to any other remedy available to it, declare this Agreement to be in default.

4.3 Registration and Voting of Shares After Default. Upon the occurrence of an Event of Default, Lender may, following or contemporaneously with formal declaration and notice of default under Section 4.2 (but not before), have and exercise, through its nominee or otherwise any and all voting powers with respect to the Shares and Lender shall be entitled to receive all dividends and distributions thereafter paid on the Shares. Lender is hereby appointed, effective upon the declaration by Lender of an Event of Default, the irrevocable attorney of Jipangu with full power of substitution from time to time to endorse and/or transfer the Shares or any of them to Lender or its nominee and, contemporaneously with formal declaration of default as aforesaid, Lender and its nominee are hereby empowered to exercise all rights and powers and to perform all acts of ownership in respect of the Shares, to the same extent as Jipangu might do. This power of attorney, being coupled with an interest, shall survive notwithstanding any incapacity of Jipangu or its dissolution or insolvency.

4.4  Remedies on Default. Following formal declaration by Lender under Section
4.2 and until payment in full of the Indebtedness, Lender shall have, without obligation to resort to other security or to recourse against any guarantor or other party liable and without prejudice to any other right or remedy of Lender, the right at any time and from time to time to:

     (a) sell, resell, assign and deliver all or any of the Shares in Canada or elsewhere, in one or more parcels, at the same or different times, and all right, title, interest, claim and demand therein and right of redemption thereof, at public or private sale, for cash, upon credit or for immediate or future delivery, and at such price or prices and on such terms as Lender may determine, Jipangu hereby agreeing that upon any such sale any and all equity and right of redemption shall be automatically waived and released without any further action on the part of Jipangu, and in connection therewith Lender may grant options, all without any demand, advertisement or notice, all of which are hereby expressly waived by Jipangu;

     (b) retain the Shares or any parcel of same as continuing collateral security as provided herein; or

     (c) in its own right, purchase all or any of the Shares being sold, free of any equity or right of redemption.

In the event of a sale of the Shares pursuant to Subsections 4.4(a) or 4.4(c), the proceeds of each such sale shall be applied first to the payment of all costs and expenses of every kind for sale or delivery, including reasonable agents' fees or legal fees and expenses of Lender on a full indemnity basis and after deducting such costs and expenses from the proceeds of the sale, any residue shall be applied in payment of the Indebtedness in such order as Lender may deem fit, with Jipangu remaining liable for any deficiency. The balance, if any, remaining after payment in full of the Indebtedness shall be paid over to Jipangu or to whomever else may be entitled thereto by law. Notwithstanding the foregoing provisions of this Section 4.4, Lender shall not in any event be under any duty to do any of the foregoing and Lender may assume that any Event of Default which may have occurred is continuing until the cure thereof has been demonstrated to its reasonable satisfaction. Jipangu hereby ratifies all that Lender or its nominee, as the case may be, shall do by virtue of the foregoing authority.

4.5 Remedies Cumulative; Indemnity, etc. The rights, powers and remedies of Lender hereunder shall not be deemed exclusive, but shall be cumulative with and in addition to all other rights and remedies existing at law or in equity, including, without limitation, all of the rights, powers and remedies available to Lender under any other agreement between the parties or instrument contemplated thereby or delivered in support thereof and/or available to a secured creditor under the personal property security law or other law affecting creditor's rights. Jipangu shall indemnify and save harmless Lender from and against any and all liabilities, losses and damages which it may incur in the lawful and proper exercise or performance of any of its rights or powers as authorized hereunder.
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4.6  Waivers and Other Agreements. Lender is hereby authorized by Jipangu, without any liability on its part, in its sole discretion and without notice to or demand upon Jipangu and without otherwise affecting Jipangu's obligations hereunder, from time to time to take and hold other collateral (in addition to or other than the Shares) for the payment of the Indebtedness or any part thereof, and to exchange, enforce, release or fail to perfect such other collateral or any part thereof and to accept and hold any endorsement or guarantee of payment of the Indebtedness or any part thereof and to release or substitute any endorser, guarantor, primary obligant, debtor, or any other person granting security for, or in any other way obligated in respect of the Indebtedness or any part thereof. Lender may grant extensions of time or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with Jipangu and other parties, sureties, guarantors or securities as Lender may see fit without prejudice to the liability of Jipangu or the rights of Lender in respect of the Shares.

4.7 Termination of Pledge. This Agreement and the security interests created hereby will terminate upon repayment of all amounts owing under the Debenture and fulfilment of the Obligations in accordance with the terms and provisions of the Debenture, and upon such termination, Lender shall return the Shares and all certificates for the Shares and any stock powers of attorney delivered therewith to Jipangu and Lender shall provide to Jipangu such releases and reassignments in respect of the foregoing and the security interests created hereby as Jipangu may reasonably request, at Jipangu's expense.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF JIPANGU

5.1 Representations, Warranties and Covenants of Jipangu. Jipangu represents, warrants and covenants to and in favour of Lender that:

     (a) the Shares are duly and validly issued, fully paid and non-assessable and have been duly and validly pledged hereunder in accordance with law, and Jipangu warrants and covenants to defend Lender's right, security interest and special property in and to the Shares against the claims and demands of all persons whomsoever;

     (b) that all corporate action necessary to transfer the Shares on the books of Cambior upon the occurrence of an Event of Default has been taken and in particular, all directors' and shareholders' consents and resolutions required in this regard have been obtained; and

     (c) Jipangu is the exclusive legal and beneficial owner of, and has good title to, all of the Shares free and clear of all claims, liens, security interests and other encumbrances (except any other security in favour of Lender), and Jipangu has the unfettered legal right to pledge and assign the Shares in accordance with the terms and conditions hereof.

All of the foregoing representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and shall be deemed to be continuously made hereunder so long as any of the Indebtedness remains outstanding.

                                    ARTICLE 6
                                     GENERAL

6.1 Additional Security. The security in respect of the Shares provided for hereunder is in addition to and not in substitution for any other security now or hereafter held by Lender in relation to the Indebtedness.

6.2 Further Assurances; Immunities, etc. Jipangu agrees to do, file, record, make, execute and deliver all such acts, deeds, things, notices, acknowledgements and instruments as may be necessary or desirable in the opinion of Lender, acting reasonably, to vest more fully in and assure to Lender the security interests in the Shares created hereby or intended to be so created, and the enforcement and full realization of the rights, remedies and powers of Lender hereunder relating to the Shares. Without limitation, if at any time hereafter, whether or not due to any change in circumstances (including, without limitation, any change in applicable law), it is, in the opinion of counsel for Lender, necessary or desirable to file or record this Agreement or any financing statement or other instrument
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relating hereto, Jipangu agrees to pay all fees, costs and expenses of such recording or filing and to execute and deliver any instruments which may be necessary or appropriate to make such filing or recording effective. Jipangu hereby irrevocably appoints Lender as its irrevocable attorney-in-fact to perform, in the name of Jipangu as applicable, or otherwise, any and all acts, including, without limitation, the signing and filing of financing statements and amendments thereto, which Lender may deem necessary or appropriate to effect and continue perfection of the security interests created hereby or intended so to be or otherwise to preserve and protect the Shares and the security interests of Lender hereunder, but nothing herein or otherwise shall require Lender to take any such action. This power of attorney, being coupled with an interest, shall survive notwithstanding any incapacity of Jipangu or its dissolution or insolvency. The duty of Lender with respect to the Shares shall be confined to one of reasonable care in the custody thereof so long as the Shares are in the custody of Lender. Without limitation, and except as specifically provided for in this Agreement, Lender shall have no duty to send any notices, perform any services, vote, pay, exercise any options or make any elections with respect to, or pay any taxes or charges associated with, or otherwise take any other action of any kind with respect to the Shares. In addition, Lender shall not have any obligation to take any steps, and Jipangu shall in each case duly take all steps, necessary to perfect and otherwise preserve against all other parties (including without limitation other shareholders) the rights of Jipangu and those of Lender in the Shares and each and every one thereof.

6.3 Expenses. Jipangu will pay all costs of filing any financing, continuation or termination statements with respect to the Shares or the security interests hereunder deemed by Lender to be necessary or advisable in order to perfect or protect the liens and security interests hereby created or intended so to be and to release the same upon full discharge of all of the Indebtedness. Jipangu agrees that the Shares secure, in addition to the Indebtedness, and agrees to pay on demand, all reasonable expenses on a full indemnity basis (including but not limited to reasonable agents' fees and legal fees and expenses), of, or incidental to, the custody, care, sale or realization of the Shares or any of them or in any way relating to the preparation, execution, delivery of this Agreement or the enforcement or protection of the rights of Lender hereunder.

6.4 Form of Shares. The certificates representing any Shares pledged hereunder shall be free from all restrictive or cautionary legends or other restrictions and shall otherwise be in form for good delivery.

6.5 No Merger. The pledging of the Shares and exercise of any rights of Lender hereunder shall not operate by way of merger of the Indebtedness or any indebtedness or liability of any other person or persons to Lender and no judgment recovered by Lender shall operate by way of merger of or in any way affect the security of such Shares provided for hereunder.

6.6 No Waiver. No failure or delay on the part of Lender in exercising any of its options, powers and rights, and no partial or single exercise thereof, shall constitute a waiver thereof or of any other option, power or right.

6.7 No Responsibility for Loss. Lender is hereby released from all responsibility for any depreciation in or loss of value of the Shares.

6.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. The parties irrevocably attorn to the non-exclusive jurisdiction of the Courts of Ontario.

6.9 Notices. Any notice, request, demand, direction, declaration or other instrument Or communication required or permitted to be given under the provisions of this Agreement shall be given by hand delivered or electronic facsimile transmission:

     (a)  in the case of Jipangu, to:

          c/o Suite 1700, 155 University Avenue
          Toronto, Ontario
          Canada M5H 3B7

          Attention: David Mosher
          Facsimile: (416) 360-0010
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     (b)  in the case of Lender,

          c/o Sprott Securities Inc.
          Suite 3450
          Royal Bank Plaza, South Tower
          200 Bay Street
          Toronto, Ontario
          M5J 2J2

          Attention: Jeff Kennedy
          Facsimile Number: (416) 943-6496

Any such notice, request, demand, direction, declaration or other instrument of communication shall be deemed to have been received on the date of delivery, if hand delivered before 5:00 p.m. on a business day and, on the date of transmission if received on the electronic facsimile machine of the addressee before 5:00 p.m. on a business day. If received after 5:00 p.m. on a business day, or if received on a day which is not a business day, receipt shall be deemed to have occurred on the next following business day. "Business day" as used in this Section 6.9 means a day which is not a Saturday, Sunday, or statutory holiday at the place of business of the addressee or recipient of the communication. By notice in writing delivered or transmitted as foresaid, either party may change its address or fax number for subsequent communications.

6.10 Entire Agreement. Save as may be set out in any agreement between Jipangu and Lender which expressly states that such agreement's term and conditions are paramount to this Agreement (the "Paramount Agreement"), and any other security agreements and instruments contemplated by the Paramount Agreement, this Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party or parties to be bound thereby.

6.11 Enurement. This Agreement shall be binding upon and enure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted. assigns. Before occurrence of an event of default, without the prior written consent of Jipangu, Lender shall not transfer or assign the Shares or any interest therein, or deliver the certificates for the Shares save pursuant to an assignment of all of the Indebtedness of which notice has been given to Jipangu.

6.12 Severability. Any provisions of this Agreement which are prohibited or unenforceable in any applicable jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of such provision in any other jurisdiction, or the validity or enforceability of any other provision of this Agreement.

IN WITNESS WHEREOF Jipangu has executed this Agreement as of the date first above written.

                                           JIPANGU INC.
                                           by its authorized signatory


                                           Per: /s/ David V. Mosher
                                           Name: David V. Mosher
                                           Title Director


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                                    EXHIBIT 1

                       IRREVOCABLE STOCK POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that JIPANGU INC. hereby transfers unto
                                        ,          common shares in the capital
stock of CAMBIOR INC.. standing in its name on the books of the said company
represented by certificate No.         , and does hereby irrevocably constitute
and appoint Sprott Securities Inc., its true and lawful attorney, and in its name and stead, to transfer and make over all or any part of the aid stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like power, hereby ratifying and confirming all that its said attorney or its substitute or substitutes shall lawfully do by virtue thereof.

     DATED this        day of           , 20  .



                                           JIPANGU INC.
                                           by its authorized signatory


                                           Per: "David Mosher"
                                           Name: David Mosher
                                           Title: Director